Exhbit 5.1

29 March 2021

Olink Holding AB (publ)

Uppsala Science Park

SE-751 83

Uppsala, Sweden

Re: Olink Holding AB (publ) – Registration Statement on Form S-8 – Exhibit 5.1

We, Swedish law firm Advokatfirman Delphi KB, have acted as Swedish legal counsel to Olink Holding AB (publ) (the “Company”), a company incorporated under the laws of Sweden, in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).”

The annual shareholders´ meeting in the Company held on 16 March 2021 (the “AGM”) adopted a long-term incentive program for the Company’s board members, management and key personnel (including employees and consultants) (“LTI 2021”), pursuant to which an aggregate of up to 465,200 restricted stock units “(RSUs”) and 620,700 stock options (“Options”) to acquire (i) common shares, quota value approximately SEK 2.431906612 per share (“Common Shares”), (ii) American Depositary Shares, each representing one Common Share, or (iii) warrants of series 2021 (collectively, the “Shares”) may be allocated to participants in LTI 2021. The renumeration committee of the Company (the “RemCo”) may grant Options or RSUs to participants, on one or several occasions, between the annual general meeting 2021 and the annual general meeting 2022. To ensure the delivery of Shares underlying the RSUs and Options in accordance with LTI 2021, the AGM resolved to issue not more than 1,085,900 warrants of series 2021 (Sw. teckningsoptioner) (the “Warrants 2021”), whereby the Company’s share capital could be increased by not more than SEK 2,640,807.40 upon exercise of Warrants 2021 for subscription and registration with the Swedish Companies Registration Office (Sw. Bolagsverket) (the “SCRO”) of Common Shares. All 1,085,900 Warrants 2021 shall be subscribed for by the Company (which in accordance with the AGM’s resolution shall be entitled to transfer the Warrants 2021 to participants or a financial intermediary in connection with exercise of the Options or RSUs) and will be registered with the SCRO. LTI 2021 contains an omnibus incentive plan, the 2021 Incentive Award Plan, that was presented at the AGM (the “Omnibus Incentive Plan”), applicable to LTI 2021 participants.

Basis of the opinion

For the purpose of this opinion (the “Opinion”) we have examined the following documents:

i.	a copy of the Registration Statement;

ii.	the main terms of the LTI 2021;

iii.	the Omnibus Incentive Plan;

iv.	the articles of association (Sw. bolagsordning) of the Company, adopted on 16 March 2021 (the “Articles of Association”);

v.	the minutes of the AGM, adopting the LTI 2021; and

vi.	a registration certificate (Sw. registreringsbevis) for the Company, issued by the SCRO, on 10:12 p.m. CEST on 29 March 2021, showing relevant entries in the Swedish Company Registry as per such date.

The documents mentioned in Sections (i) – (vi) above are referred to as the “Corporate Documents” and individually a “Corporate Document”.

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Reliance

With respect to various questions of fact, we have relied upon certificates of public officials and upon certificates issued by the SCRO. For the purposes of this opinion, we have examined such other agreements, documents and records as we have deemed necessary or appropriate for the purpose of rendering this opinion.

Assumptions

When giving this opinion we have assumed:

a)	the accuracy and completeness of: the facts set out in any other documents reviewed by us; and any other information set out in public registers, e.g. certificates from the SCRO, or that has otherwise been supplied or disclosed to us; and as we have not made any independent investigation thereof you are advised to seek verification of such matters or information from other parties or seek comfort in respect thereof in other ways;

b)	that the Company and its board of directors have acted in accordance with the general clause (Sw. generalklausulen) in the Swedish Companies Act and provisions regarding good market practice in connection with resolving to issue the Shares;

c)	that all signatures on all documents supplied to us as originals or as copies of originals are genuine and that all documents submitted to us are true, authentic and complete;

d)	that all documents, authorizations, powers of attorney, and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

e)	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes to them have been marked or otherwise drawn to our attention;

f)	all documents retrieved by us or supplied to us electronically (whether in portable document format (PDF) or as scanned copies), as photocopies, facsimile copies or e-mail copies are in conformity with the originals;

g)	that there has been no mutual or relevant unilateral mistake of fact and that there exists no fraud or duress;

h)	at or prior to the time of the delivery of the Common Shares, the payment for such Common Shares will have been received by the Company; and

i)	all documents to be executed under LTI 2021, have been, and will be, duly authorized, executed and delivered by each of the parties thereto other than the Company and that LTI 2021 has been, and will at all times be, operated in accordance with their respective terms.

Opinions

Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that: under the laws of the Kingdom of Sweden, the Common Shares to be issued upon exercise in accordance with the above will, when (i) the Company has subscribed for and the Board has properly allotted the Warrants 2021, (ii) the Company has registered the Warrants 2021 with the SCRO, (iii) the Company has taken all necessary actions to issue the Common Shares in compliance with the then applicable provisions of the Company’s articles of association, the laws of the Kingdom of Sweden and the terms of LTI 2021, (iv) the Common Shares have been properly subscribed for on subscription lists by the holder of Warrants 2021, (v) the Common Shares have been properly allotted by the Board, and (vi) the Company has received in full all amounts payable under LTI 2021 in respect of the Common Shares, be validly issued, fully paid for and non-assessable.

Qualifications

The qualifications to which this opinion is subject are as follows:

1)	we express no opinion as to the exact interpretation of any particular wording in the Corporate Documents by any court;

2)	provisions in the Corporate Documents providing that certain facts, determinations or calculations will be conclusive and binding (or prima facie evidence) may not be effective if they are incorrect and such provisions will not necessarily prevent judicial inquiry into the merits of such facts, determinations or calculations;

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3)	this Opinion is given only with respect to the laws of the Kingdom of Sweden as in force today and as such laws are currently applied by Swedish courts and we express no opinion with respect to the laws of any other jurisdiction nor have we made any investigations as to any law other than the laws of the Kingdom of Sweden;

4)	in rendering this Opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible;

5)	the Registration Statement, to be filed publicly with the SEC on the date hereof under the Securities Act, and this opinion are expressed in the English language whilst addressing and explaining institutions and concepts of the laws of the Kingdom of Sweden; and such institutions and concepts may be reflected in or described by the English language only imperfectly; and we express no opinion on how the courts of the Kingdom of Sweden would construe contractual language expressed in English where the Registration Statement would be subject to the laws of the Kingdom of Sweden. However, we believe that such courts may pay attention to the meaning and import of such expressions in the laws of any pertinent jurisdiction in which the English language is normally or habitually employed, in construing, for the purposes of the laws of the Kingdom of Sweden, what the parties intended to put in writing.

Benefit of opinion

This Opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

We are not assuming any obligation to notify you of any changes to this Opinion as a result of any facts or circumstances that may come to our attention in the future or as a result of any change in the laws of the Kingdom of Sweden which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit of the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act, or the rules and regulations of the SEC thereunder with respect to any part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Yours faithfully,

/s/ Advokatfirman Delphi KB

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